Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated February 28, 2018 with respect to the consolidated financial statements included in the Annual Report of Mammoth Energy Services, Inc. on Form 10-K for the year ended December 31, 2017. We consent to the incorporation by reference of said report in the Registration Statement of Mammoth Energy Services, Inc. on Form S-8 (File No. 333-217361).

/s/ GRANT THORNTON LLP

Oklahoma City, Oklahoma
February 28, 2018